Exhibit 1.6

FIFTH AMENDMENT TO THE LETTER AGREEMENT

This FIFTH AMENDMENT TO THE LETTER AGREEMENT is dated as of July 5, 2019 (the “Amendment”) is an amendment to the Letter Agreement dated as of March 12, 2019, as amended by the first amendment to the Agreement on April 4, 2019, the second amendment to the Agreement on May 20, 2019, the third amendment to the Agreement on June 19, 2019, and the fourth amendment to the Agreement dated June 24, 2019 (the letter together with all amendments, the “Agreement”), by and between Knightscope, Inc. (the “Company”) and Maxim Group LLC (together with its owned or controlled subsidiaries, “Maxim” or the “Placement Agent”), collectively the “Parties”.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Maxim agree as follows:

Section 2 of the Third Amendment to the Agreement is hereby deleted and replaced in its entirety with the following Section 2:

“2. Participation in Form S-1 Transaction. Upon Maxim raising an aggregate of $10,000,000 in the Regulation A and Regulation D Offerings, Maxim shall have a right to participate as an underwriter with at least 25% of the economics in the Company's initial public offering pursuant to a Form S-1 filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended; such right of participation shall termination on the third anniversary of the commencement of sales of the Offering.”

Except as specifically amended hereby, the Agreement and all amendments thereto shall remain in full force and effect and all other terms of the Agreement and all other amendments thereto remain unchanged. To the extent any provision of the Agreement is inconsistent with this letter agreement, this letter agreement shall control.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Letter Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Very truly yours,

Maxim GROUP LLC

By:	/s/ Clifford A. Teller
Name: Clifford A. Teller
Title: Executive Managing Director, IB

Address for notice:
405 Lexington Avenue
New York, NY 10174
Attention: James Siegel, General Counsel Email: jsiegel@maximgrp.com

Accepted and Agreed to as of

the date first written above:

KNIGHTSCOPE, INC.

By:	/s/ William Santana Li
Name: William Santana Li
Title: CEO

Address for notice:

Knightscope, Inc.

1070 Terra Bella Avenue

Mountain View, CA 94043

Attention: William Santana Li

Email: wsl@knightscope.com